AGREEMENT FOR JOINT FILING

Advent VII L.P., Advent New York L.P., Advent Atlantic and Pacific II L.P., and TA Venture Investors Limited Partnership, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Natrol, Inc.

Dated:

ADVENT VII L.P.
By:  TA Associates VII L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:  --------------------------------------------------------
     Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC AND PACIFIC III L.P.
By:  TA Associates AAP III Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:  --------------------------------------------------------
     Thomas P. Alber, Chief Financial Officer

ADVENT NEW YORK L.P.
By:  TA Associates VI L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:  --------------------------------------------------------
     Thomas P. Alber, Chief Financial Officer

TA VENTURE INVESTORS L.P.

By:  --------------------------------------------------------
     Thomas P. Alber, Chief Financial Officer